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                                                                     Exhibit 5.1



                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638


                                  May 25, 2001


Altera Corporation
101 Innovation Drive
San Jose, California 95134


        RE:    Registration Statement on Form S-8


Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Altera Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 15,500,000 shares of the Company's Common Stock ("Shares"), of which (1) 15,000,000 shares may be issued under the Company's 1996 Stock Option Plan (the "1996 Plan"), and (2) 500,000 shares may be issued under the Company's 1987 Employee Stock Purchase Plan (the "1987 Plan", together with the 1996 Plan, the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance of the Shares pursuant to the Plans.

        We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We also have relied upon the accuracy, as to matters of fact, of your officer. We have relied on your records and assumed the accuracy and completeness thereof.

        Based on and subject to the foregoing, upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance of the Shares, it is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be validly issued, fully paid and nonassessable, provided that the portion of the consideration equal to the par value of the Shares is paid in cash or other legal consideration permitted by the General Corporation Law of the State of Delaware.

        We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.



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        We consent to the use of this opinion as an exhibit to the Registration
Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.



                                            Very truly yours,
                                            /s/ Morrison & Foerster LLP